EXHIBIT 99.26

UNIPAC CORPORATION

STOCK OPTION PLAN

UNIPAC CORPORATION
STOCK OPTION PLAN

Table of Contents

Section

1.	Purpose

2.	Definitions

3.	Shares Subject to the Plan

4.	Grant of Stock Options and Stock Appreciation Rights

5.	Certificates for Awards of Stock

6.	Loans

7.	Beneficiary

8.	Administration of the Plan

9.	Amendment or Discontinuance

10.	Adjustment in Event of Change in Common Stock

11.	Miscellaneous

12.	Effective Data and Stockholder approval

UNIPAC CORPORATION

STOCK OPTION PLAN

1.                                      Purpose

The purpose of the Unipac Corporation Stock Option Plan is to attract and retain persons of ability as employees of Unipac Corporation, its subsidiaries and affiliates and encourage such employees to continue to exert their best efforts on behalf of the Company, its subsidiaries and affiliates.

2.                                      Definitions

When used herein, the following terms shall have the following meanings:

“Beneficiary” means the beneficiary or beneficiaries designated pursuant to Section 7 to receive the benefit, if any, provided under the Plan upon the death of an Emp1oyee.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.  (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

“Committee” means the Committee appointed by the Board pursuant to Section 8.

“Company” means the Unipac Corporation, and its successors and assigns.

“Employee” means an employee of a Participation Company who, in the judgment of the Committee, is responsible for or contributes to the growth or profitability of the business of the Company.

“Exchange” means the New York Stock Exchange, or if the Stock is not listed on the New York Stock Exchange, the principal exchange on which the Stock is listed or the NASDAQ system of the National Association of Securities Dealers.

“Fair Market Value” means, as of any date, the mean between the reported high and low sales prices on the Exchange for one share of Stock on such date, or, if no sales of Stock have taken place on such date, the Fair Market Value of one share of Stock on the most recent date on which selling prices were reported on the Exchange. In the event that the Company’s shares are not publicly traded on an Exchange, the Committee shall determine the fair market value for all purposes.

“Option” means an option to purchase Stock subject to the applicable provisions of Section 4 and awarded in accordance with the terms of the Plan and which may be an incentive stock option qualified under Section 422A of the Code or a nonqualified stock option.

“Option Agreement” means the written agreement evidencing each Option or SAR granted to an Employee under the Plan.

“Participating Company” means the Company or any subsidiary of other affiliate of the Company; provided, however, for incentive stock options only, “Participating Company” means the Company or any corporation which at the time such option is granted qualifies as a “subsidiary corporation” of the Company under Section 424(f) of the Code.

“Plan” means the Unipac Corporation Stock Option Plan, as the same may be amended, administered or interpreted from time to time.

“SAR” means a stock appreciation right subject to the appropriate requirements under Section 4 and awarded in accordance with the terms of the Plan.

“Stock” means the common stock of the Company.

“Total Disability” means the complete and permanent inability of an Employee to perform all of his or her duties under the terms of his or her employment with any Participating

Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3.                                      Shares Subject to the Plan

The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising Options is 700,000 shares.  Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury.  If, for any reason, any shares of Stock subject to purchase or payment by exercising an Option or SAR under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, termination of employment, or expiration or a cancellation with the consent of an Employee of an Option or SAR., such shares of Stock shall again become available for award under the Plan.

4.                                      Grant of Stock Options and Stock Appreciation Rights

(a)                                  Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Employees to whom Options are to be granted; (ii) determine whether such Option shall be incentive stock options or nonqualified stock options or a combination of incentive stock options and nonqualified stock options; (iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of an SAR; (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; and (v) determine whether or not all or part of each Option may be cancelled by the exercise of an SAR; provided, however, that (A) no Option shall be granted after the expiration of ten years from the effective date of the Plan and (B) the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock for which incentive stock options granted to any Employee under this Plan that may first become exercisable in any calendar year shall not exceed $100,000.

(b)                                 The exercise period for Options and SARs shall be no more than five years from the date of grant.

(c)                                  The Option or SAR exercise price per share shall be determined by the Committee at the time the Option is granted and shall be at least equal to the par value of one share of Stock if the Stock has a par value; provided, however, that the exercise price for an incentive stock option and any tandem SARs shall be not less than the Stock’s Fair Market Value at date of grant, or in the case of an incentive stock option and any tandem SARs granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, 110 percent of the Fair Market Value on the date of grant, all as determined by the Committee.

(d)                                 No part of any Option or SAR may be exercised by an Employee until such Employee shall have (i) remained in the employ of one or more Participating Companies for such period as the Committee may specify, if any, after the date on which the Option is granted, or (ii) achieved such performance or other criteria, as the Committee may specify, if any, of the Company or any other Participating Company, and the Committee may further require exercisability in installments; provided, however, the period during which an SAR is exercisable shall commence no earlier than six months following the date the SAR is granted.

(e)                                  (i)                                     If the Employee’s employment terminates, he or she may exercise his or her Options or SARs to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 4(b) above.

(ii)                                  If an Employee who has been granted an Option or SAR dies while an Employee of a Participating Company, his or her Options or SARs may be exercised, to the extent that the Employee shall have been entitled to do so on the date of his or her death or such termination of employment, by his or her Beneficiary including, if applicable, his or her executors or administrators, at any time, or from time to time, within six months after the date of the Employee’s death or within such other period, and subject to such terms and conditions as the Committee may specify, but no later than the expiration date specified in Section 4 (b) above.

(iii)                               If the Employee’s employment by a Participating Company terminates because of his or her Total Disability, he or she may exercise his or her Options or SARs, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within six months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 4(b) above.

(f)                                    If the Employee’s employment terminates for any reason prior to the date all or a portion of the Options become exercisable, such nonexercisable Options shall automatically expire on the date of termination of employment.  However, if the Employee’s termination of employment is due to the death or Total Disability, the Committee may, in its sole discretion, pay such Employee or his or her Beneficiary an amount as the Committee determines to be reasonable compensation for the expired Options.

(g)                                 No Option or SAR granted under the Plan shall be transferable other than by will or by the laws of descent and distribution.  During the lifetime of the optionee, an Option and SAR shall be exercisable only by him or her.

(h)                                 With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422A of the Code.

(i)                                     Each Option granted under the Plan shall be evidenced by a written Option Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Option granted and such other terms and conditions as the Committee may specify.  Further, each such Option Agreement shall provide that unless at the time of exercise of the Option there shall be, in the opinion of counsel for the Company, a valid and effective registration statement under the Securities Act of 1933 (“‘33 Act”) and appropriate qualification and registration, under applicable state securities laws relating to the Stock being acquired pursuant to the Option, the Employee shall upon exercise of the Option give a representation that he or she is acquiring such shares for his or her own account investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares.  In the absence of such registration statement, the Employee shall be required to execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent and to further agree that he or she will not sell or transfer any Stock acquired pursuant to the Option until he or she requests and receives an opinion of the Company’s counsel to the effect that such proposed sale or transfer will not result in a violation of the ‘33 Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he or she obtains no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

(j)                                     Except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in stock already owned by the optionee, or a combination of cash and stock, or in such other consideration (including, to the extent permitted by applicable law, the relinquishment of a portion of the Option) as the Committee deems appropriate, having a total fair market value equal to the purchase price. For purposes of this Section 4 (j), the fair market value of the portion of an Option that is relinquished shall be the excess of (i) the Fair Market Value at the time of exercise of the number of shares of Stock subject to the portion of the Option that is relinquished over (ii) the aggregate exercised price specified in the Option with respect to such shares.

(k)                                  Upon exercise of an SAR, the Employee shall be entitled to receive all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise over (ii) a specified amount which shall not, subject to Section 4(j), be less than the Fair Market Value of such specified number of shares of Stock at the time the SAR is granted. Upon exercise of an SAR payment of such excess shall be made in cash.

(l)                                     If the Option granted to an Emp1oyee allows the Employee to elect to cancel all or any portion of an unexercised Option by exercising a related (tandem) SAR, then the Option price per share of Stock shall be used as the specified price in Section 4(k), to determine the value of the SAR upon such exercise, and, in the event of the exercise of such SAR, the Company’s obligation in respect of such Option or such portion thereof will be discharged by payment of the SAR so exercised.

5.                                      Certificates for Awards of Stock

(a)                                  Each Emp1oyee entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name designated by the Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders,

(b)                                 Shares of Stock shall be made available under the Plan either from authorized and nonissued shares, or shares held by the Company in its treasury. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed, (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation or any governmental body, which the Committee shall, in its sole discretion, determine to be necessary or advisable and (iii) the recipient’s execution of a shareholders agreement providing such terms and conditions as the Committee may determine in its sole discretion.

(c)                                  All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if, and so long as, the Committee determines that application of such provisions is no longer required or desirable.  In making such determination, the Committee may rely upon an opinion of counsel for the Company.

(d)                                 Each Employee who receives Stock upon exercise of an Option shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.  No Employee awarded an Option shall have any right as a shareholder with respect to any shares subject to such Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

6.                                      Loans

(a)                                  The Committee may provide for supplemental loans to Employees at such time and in such manner as the Committee may determine in connection with the exercise of an Option.

(b)                                 Any such loan shall be evidenced by a written loan agreement or other instrument in such form and shall contain such terms and conditions, including without limitation, provisions for interest, payment schedules, collateral, forgiveness, events of default or acceleration of such loans or parts thereof, as the Committee shall specify, provided, however, that in the case of an incentive stock option, the interest rate set by the Committee under such an arrangement shall be no lower than that required to avoid the imputation of unstated interest under the Code and the Committee shall specify no such term or condition that would result in such option failing to qualify as an incentive stock option.

7.                                      Beneficiary

(a)                                  Each Employee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Option or SAR, if any, awarded under the Plan upon his or her death. An Emp1oyee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Employee’s death, and in no event shall it be effective as of a date prior to such receipt.

(b)                                 If no such Beneficiary designation is in effect at the time of a Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, the Employee’s estate shall be entitled to receive the Option and SAR, if any, awarded under the Plan upon his or her death. If the Company is in doubt as to the right of any person to receive such Option or SAR, the Company may retain such Option or SAR, without liability for any income thereon, until the Company determines the rights thereto, or the Company may transfer such Option or SAR into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

8.                                      Administration of the Plan

(a)                                  The Plan shall be administered by the Compensation Committee of the Board or such other committee as appointed by the Board (the “Committee”).  The Committee shall have at least two members and each member shall be both a member of the Board and a “disinterested person” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation.  No member of the Committee shall have been granted an Option or SAR under the Plan or have been granted or awarded an option or other right with respect to equity securities of the Company pursuant to any other plan of a Participating Company at any time within the one-year period immediately preceding the member’s appointment to the Committee.

(b)                                 All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c)                                  The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

(d)                                 The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Employees, whether or not such Employees are similarly situated.

(e)                                  The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee.  Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

(f)                                    Notwithstanding anything else herein to the contrary, the Committee shall not be required to direct the Company to grant any Options or SARs under this Plan.

9.                                      Amendment or Discontinuance

The Board may, at any time, amend or terminate the Plan.  No amendment shall, without approval by a majority of the Company’s stockholders, (i) alter the group of persons eligible to participate in the Plan, (ii) materially increase the benefits provided under the Plan to the extent that stockholder approval would then be required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation, (iii) increase the maximum number of shares of Stock which are available for awards under the Plan or (iv) extend the period during which Options or SARs may be granted under the Plan beyond the expiration of ten years from the effective date of the Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an Option or SAR.

10.                               Adjustment in Event of Change in Common Stock

(a)                                  Subject to Section 10(b), if the outstanding shares of Stock at the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, then, to the extent permitted by the Company, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the outstanding

Options and tandem SARs, if any, and (iii) the price for each share or other unit of any other securities subject to outstanding Options without change in the aggregate purchase price or value as to which such Options remain exercisable or subject to restrictions.  Any adjustment under this Section 10(a) shall be made by the Company, whose determination as to what adjustments shall be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustment.

(b)                                 Notwithstanding anything else herein to the contrary, the Board, in its sole discretion at the time of grant of an Option or otherwise may, in an Option Agreement or otherwise, provide that, with an Emp1oyee’s consent, upon the occurrence of certain events, including a change in control of the Company (as determined by the Board) any outstanding Options not theretofore exercisable, shall immediately become exercisable in their entirety and that any such Option may be purchased by the Company for cash at a price to be determined by the Board.

11.                               Miscellaneous

(a)                                  Nothing in this Plan or any Option Agreement hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

(b)                                 No Option or SAR granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless any such Participating Company shall determined otherwise.

(c)                                  No Employee shall have any claim to an Option or SAR until it is actually granted under the Plan.  To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(d)                                 Absence on leave approved by a duly constituted officer of a Participating Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Option or SAR may be granted to an employee while he or she is absent on leave.

(e)                                  If the Committee shall find that any person to whom any Option or SAR, or portion thereof, is awarded to under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child,  a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefore.

(f)                                    The right of any Employee or other person to any Option, SAR or Stock under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 7 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Employee or his or her

Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Employee or his or her Beneficiary, then the Committee may terminate such person’s interest in any such payment and direct that the same be held and applied to or for the benefit of the Employee, his or her Beneficiary or any other person so deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Employee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

(g)                                 Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all Employees at all reasonable tines at the Company’s headquarters.

(h)                                 The Committee may cause to be made, as a condition precedent to the grant of any Option or SAR, or otherwise, appropriate arrangements with the Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

(i)                                     The Plan and the grant of Options arid SARs shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

(j)                                     All elections, designations, requests, notices, instructions and other communications from an Employee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

(k)                                  The terms of the Plan shall be binding upon the Company and its successors and assigns.

(l)                                     Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or 1imit the scope or intent of any provision hereof,

(m)                               The Company shall have the right to require an optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for Common Stock,

12.                               Effective Date and Stockholder Approval

The effective date of the Plan shall be July 1, 1991, subject to approval by a majority of the Company’s stockholders at their 1991 Annual Meeting. Notwithstanding anything in the Plan to the contrary, if the Plan shall have been approved by the Board prior to such Annual Meeting, Employees may be selected and award criteria may be determined as provided herein subject to such subsequent stockholder approval.

Amendment No. 1 to Stock Option Plan

A resolution approved by the stockholders of the Company amended the Plan by:

(a)                        Amending the first sentence of Section 3 of the Plan:

3.               Shares Subject to the Plan

The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising Options is 2,000,000 shares.

(b)                       Adding a new paragraph (m) to the end of Section 4 of the Plan:

(m)          No officer of the Corporation may be (x) awarded shares of Stock or (y) granted Options during any consecutive 60-month period for more than 500,000 shares of Stock (subject to adjustment pursuant to Section 10).

Amendment No. 2 to Stock Option Plan

A resolution approved by the stockholders of the Company amended the Plan by amending the first sentence of Section 3 of the Plan:

3.               Shares Subject to the Plan

The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising Options is 3,000,000 shares.